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                                      EXHIBIT A

                              AGREEMENT FOR JOINT FILING

By this agreement, the undersigned agree that the Statement on Schedule 13D being filed on or about this date, with respect to the ownership of shares of common stock of Total Control Products, Inc. and any subsequent amendment to such Schedule 13D filed by any of the undersigned, is being filed on behalf of each of us.

Dated: October 15, 1997


                             Computer Dynamics, Inc.


                             BY:  /s/ Kurt Priester
                                  ---------------------------
                             Kurt Priester, President



                             Kurt Priester


                             BY:  /s/ Kurt Priester
                                  ---------------------------
                             Kurt Priester



                             Susan Priester


                             By:  /s/ Susan Priester
                                  ---------------------------
                             Susan Priester